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                                     Exhibit 23.1

                Consent of Deloitte & Touche LLP, Independent Auditors




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Spiros Development Corporation II, Inc. on Form S-8 of our report dated February 12, 1998, appearing in the Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP


San Diego, California
May 7, 1998